                                                                    EXHIBIT 12.1

                      UNIVERSAL COMPRESSION HOLDINGS, INC.
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                             (DOLLARS IN THOUSANDS)

                                                     FOR THE PERIOD                       PRO FORMA
                                                  FROM DECEMBER 12, 1997 (INCEPTION)      YEAR ENDED           YEAR ENDED
                                                 THROUGH MARCH 31, 1998                 MARCH 31, 1998       MARCH 31, 1999
                                                 ----------------------------------     --------------       --------------
Fixed Charges as Defined:
  Interest expense, including amortization of
     deferred financing charges...............               $3,203                        $32,474              $29,313
  Interest component of rental expense on
     operating leases.........................                   14                            144                  142
                                                             ------                        -------               ------
       Total Fixed Charges....................               $3,217                        $32,618               29,455
                                                             ------                        -------               ------
                                                             ------                        -------               ------
Earnings as Defined:
  Net Income..................................               $  430                        $(3,214)              (2,361)
  Income Tax..................................                  409                         (1,888)              (1,031)
  Total Fixed Charges.........................                3,217                         32,618               29,455
                                                             ------                        -------               ------
       Total Earnings as Defined..............                4,056                         27,516               26,063
                                                             ------                        -------               ------
                                                             ------                        -------               ------
Ratio of Earnings to Fixed Charges............                  1.3                            0.8                  0.9

                                                                    EXHIBIT 12.1

                          UNIVERSAL COMPRESSION, INC.
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                             (DOLLARS IN THOUSANDS)

                                                                FOR THE PERIOD                      PRO FORMA
                                                             FROM DECEMBER 12, 1997 (INCEPTION)     YEAR ENDED         YEAR ENDED
                                                             THROUGH MARCH 31, 1998                MARCH 31, 1998    MARCH 31, 1999
                                                             ----------------------------------    --------------    --------------
Fixed Charges as Defined:
  Interest expense, including amortization of deferred
     financing charges....................................                 $2,896                       $29,082           $26,251
  Interest component of rental expense on operating
     leases...............................................                     14                           144               142
                                                                           ------                       -------           -------
       Total Fixed Charges................................                 $2,910                       $29,226           $26,393
                                                                           ======                       =======           =======
Earnings as Defined:
  Net Income..............................................                 $  617                       $(1,077)             (489)
  Income Tax..............................................                    530                          (633)              166
  Total Fixed Charges.....................................                  2,910                        29,226            26,393
                                                                           ------                       -------           -------
       Total Earnings as Defined..........................                  4,056                        27,516            26,070
                                                                           ======                       =======           =======
Ratio of Earnings to Fixed Charges........................                    1.4                           0.9               1.0

                                                                    EXHIBIT 12.1

                      TIDEWATER COMPRESSION SERVICE, INC.
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                             (DOLLARS IN THOUSANDS)

                                                FOR THE FISCAL YEAR ENDED
                                                         MARCH 31,                   FOR THE PERIOD
                                              -----------------------------        FROM APRIL 1, 1997
                                               1995       1996       1997       THROUGH FEBRUARY 20, 1998
                                              -------    -------    -------     -------------------------
Fixed Charges as Defined:
  Interest expense, including amortization
     of deferred financing charges.........   $ 3,469    $ 3,706    $    --             $    --
  Interest component of rental expense on
     operating leases......................       126        159        143                 130
                                              -------    -------    -------             -------
       Total Fixed Charges.................   $ 3,595    $ 3,865    $   143             $   130
                                              -------    -------    -------             -------
                                              -------    -------    -------             -------
Earnings as Defined:
  Net income...............................   $ 6,319    $ 5,972    $ 7,842             $10,759
  Income Tax...............................     4,648      3,745      4,724               6,271
  Total Fixed Charges......................     3,595      3,865        143                 130
                                              -------    -------    -------             -------
       Total Earnings as Defined...........   $14,562    $13,582    $12,709             $17,160
                                              -------    -------    -------             -------
                                              -------    -------    -------             -------
Ratio of Earnings to Fixed Charges.........       4.1        3.5       88.9               132.1